[EXHIBIT 10.2.10]
                 CODE OF ETHICS FOR OFFICERS

                               OF

               FILM AND MUSIC ENTERTAINMENT, INC.

                        December 15, 2004
                        -----------------

PURPOSE:

Film and Music Entertainment, Inc. (the "Company") has established the following Code of Ethics (this "Code") in compliance with the Sarbanes-Oxley Act of 2002 to ensure the continuing integrity of the Company's financial reporting and to protect the interests of its shareholders, creditors and those with which the Company conducts business. This Code sets forth specific policies to guide the Company's principal executive officer and senior financial officers in the performance of their duties.

APPLICABILITY

This Code shall apply to each of the following officers of the Company (collectively, the "Covered Persons"):
     Principal Executive Officer
     Principal Financial Officer
     Principal Accounting Officer or Controller Persons(s) performing similar functions

STANDARDS OF CONDUCT:

To the best of their knowledge and ability, each Covered Person shall


1. Act with honesty and integrity, in good faith, with due care, with diligence and in an ethical manner;

2.   Exercise independent judgment;

3. Avoid actual or apparent conflicts of interest in both personal and professional relationships, always distinguishing between personal, private interests and those interests of the Company, not involving the Company in any transaction where a conflict is or may be present without prior approval of the Company's Board of Directors (the "Board");

4. Provide full, fair, accurate, objective, timely and understandable disclosures in internal reports and documents, as well as reports and documents that the Company files with, or submits to, the Securities and Exchange
     Commission (the "SEC") and in other public


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     communications made by the Company;

5. Comply with applicable laws, rules and regulations of federal, state and local governments and other appropriate regulatory agencies governing the conduct or operations of the Company;

6. Take measures to achieve responsible use of and control over the Company's assets, resources and information employed by, or entrusted to, him or her;

7. Respect the confidentiality of information acquired in the course of employment with the Company, except when authorized or otherwise legally obligated to disclose such information, and do not use confidential information acquired in the course of the Company's business for personal advantage; and

8. Proactively promote ethical and honest behavior within the Company


FINANCIAL RECORDS AND PERIODIC REPORTS

Covered Persons shall establish and manage the Company's transactional and reporting systems and procedures to provide reasonable assurance that:

1. Business transactions are properly authorized and completely, timely and accurately recorded on the Company's books and records in accordance with generally accepted accounting principles in the United States, rules promulgated by the SEC, regulatory requirements and established policies of the Company; and

2. The retention or proper disposal of the Company's records is in accordance with established Company financial policies and applicable legal and regulatory requirements.


REPORTING:

Each Covered Person shall promptly, upon becoming aware thereof, bring to the attention of the CEO (subject to the Company's confidential and anonymous complaint process which may require such information to go only to the Company's Audit Committee) and all members of the Audit Committee:

1. Any act or any violation of this Code by any Covered Person or any act by any other person or entity (whether or not subject to this Code) that would be a violation of this


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     Code if such person or entity were a Covered Person;

2.   Any recognized potential conflict of interest of the Covered
     Person or any other employee or agent of the Company;

3. Any information that indicates that any disclosures made or to be made by the Company in its public filings were materially false or misleading, omitted to state a material fact or omitted to state a material fact necessary in order to make a statement in such filing not false or misleading;

4. Any information concerning a material violation by the Company or any employee or agent of the Company or by any other person or entity of laws, rules or regulations, including, without limitation, securities laws, rules and regulations, applicable to the Company or its business or operations;

5. Any information concerning significant deficiencies in the design or operation of the Company's internal controls which could adversely affect the Company's ability to record, process, summarize or report financial data; and

6. Any information concerning any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's financial reporting, disclosures or internal controls.


ENFORCEMENT:

The Board shall determine appropriate actions to be taken in the event of violations of this Code. Such actions shall be reasonably designed to deter wrongdoing and to promote accountability for not adhering to this Code.

A failure to report apparent violations, covering up violations or apparent violations, retaliating against or disciplining a person for reporting a violation or apparent violation, or obstructing an investigation of an alleged or apparent violation shall also be a violation of this Code.


WAIVERS:

The Board shall have the sole and absolute discretionary authority to approve any amendment to, or waiver (including implicit waiver) from, any provision of this Code. Any change of this Code, and any waiver (including implicit waiver) and the grounds for such waiver for a Covered Person, shall be timely disclosed through a filing with the SEC on Form 8-K or other method permitted by the rules


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of the SEC,

                              * * *

If there are any questions involving the application of this Code, guidance should be sought from the Company's legal counsel.

BOARD OF DIRECTORS
FILM AND MUSIC ENTERTAINMENT, INC.


By
  ---------------------------------
               Chairman




































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                      SHORT FORM ASSIGNMENT

            For good and valuable consideration, receipt of which Is hereby acknowledged. and in consideration of the mutual covenants and agreements herein set forth, the undersigned, Aryan Couple International BVl ("Assignor"), hereby assigns and transfers to Celebration
         International Pictures Limited (BVI)
         ("Assignee','), and its representatives, successors, and assigns, all of Assignor's right, title, and interest in and to the motion pic1lJm presently entitled "Aryan Couple" (the
         "Picture"), including, without limitation, all copyrights and all rights of copyright in and to the Picture and all of Assignors lights in and to any and 8)1 agreements, assignments, licenses and other instruments and documents of whatever kind and nature, including without limitation, the agreements referred to in Schedule A attached hereto and any and all other distribution agreements in all media throughout the world heretofore or hereafter made or executed which transfer rights In or to the Picture.

            Assignor warrants and represents that (a)
         Assignor has all right and authority to make this assignment and to grant to Assignee all of the rights in and to the Picture and the contracts granted herein; (b) Assignor has not heretofore granted, transferred, encumbered, assigned, or other disposed of. in any manner whatsoever any right; title or interest acquired by it In relation to the Picture; (c) there is not now outstanding, any litigation or claims or threats of claims or sums due which affect or are concerned with, or in any way touch upon any of the rights, licenses, privileges. and proper1y assigned to Assignor hereunder: and (a)
         Assignor has duly performed all of its
         obligations to be performed prior to the date of this assignmen1 with respect to the subject of the contracts, including but not limited to all payment obligations occurring prior to the date hereof.

            Assignor will indemnify Assignee and save and hold Assignee harmless of and from any and all claims. demands, actions, and liabilities of every kind and character whatsoever including reasonable attorneys' fees, arising out of any breach or violation of the aforesaid representations and warranties by Assignor.

            Assignor agrees to execute, acknow1edge and deliver. or cause to be executed, acknowledged and delivered, any and all further documents which may be necessary or expedient to effectuate the purposes of this Assignment. In the event Assignor fails to execute and deliver such other documents and Instruments promptly upon demand thereof from Assignee, Assignee is hereby authorized and appointed attorney-in-fact of and for Assignor to make, execute and deliver any and all such other documents and instruments. Assignor hereby assigns and delegates such power to Assignee. Assignor wishes to be released and discharged from Agreements assigned hereunder as from the date of this agreement {the "Effective Date") and the parties be1ow have agreed to release and discharge Assignor from Effective Date on condition that the Assignee


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         Undertakes to perform the Agreements and to be
         bound by the terms of the Agreements in place of the Assignor. The Assignee hereby assumes and undertakes to perform such obligations.

            Assignee hereby expressly acknowledges that certain agreement between Wigram, Inc. and Red
         Giants Productions, Inc., dated January 21, 2004, entitled "Motion Picture Financing and Production
         Services Agreement." Assignee hereby expressly assumes any and all duties and obligations of Red
         Giants Productions, Inc. to Wigram, Inc. under that agreement. A copy of said agreement is attached hereto as part (1) of Exhibit A, and incorporated herein by this reference.

            This Assignment shall be binding upon and inure to the benefit of the successors, assignees and licensees of the parties hereto.

            IN WITNESS WHEREOF, the parties hereto have duly executed this short from assignment as of August 23, 2004.

                         Celebration International Pictures
                         (BVI)("Assignee")

                         By: (sig.)
                            --------------------------------
                         Its:  President
                             -------------------------------

                         Aryan Couple International BVI
                         (Assignor)

                         By: (sig.)
                            --------------------------------
                         Its:  President
                             -------------------------------

    The following parties agree to this assignment and the assumption by Assignee of all obligations under the agreements assigned.

MAIRIS FILM LTD. SP ZOO


By: (sig.)
   ------------------------------

Its:  President
    -----------------------------


Wigram

By: (sig.)
    -----------------------------

Its:  President
    -----------------------------


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